Exhibit 99.1
    NEWS RELEASE

For more information, contact:
Jon Wilson
Chief Financial Officer
503-615-1685
jon.wilson@radisys.com

RADISYS REPORTS FIRST QUARTER 2015 RESULTS

HILLSBORO, OR - April 28, 2015 - Radisys Corporation (NASDAQ: RSYS), the services acceleration company, announced first quarter 2015 revenues of $48.7 million and a GAAP net loss of $7.1 million or $.19 per diluted share. First quarter non-GAAP net income was $1.2 million or $.03 per diluted share.

First Quarter Financial Highlights

•	Non-GAAP EPS of $.03 vs. guidance of $.01, an increase of $.17 year-on-year;

•	Software-Systems revenue of $9.7 million, an increase of over 20% year-on-year;

•	Embedded Products operating income of $4.0 million, an increase of $2.0 million sequentially and nearly $5 million year-on-year;

•	Repaid the Company’s $18 million convertible note; and

•
Cash flow from operations of $3.6 million, inclusive of $1.5 million cash paid for employee restructuring, and representing the highest level of cash flow from operations since the second quarter of 2013.

“As I mentioned in our pre-release two weeks ago, we are off to a good start in 2015 and these results provide further confidence in our ability to deliver on our outlook for the full year,” said Brian Bronson, Radisys President and CEO. “More specifically, we continue to see the funnel of opportunities building within our Software-Systems product lines, our Embedded Products business is off to a strong start against the 2015 cash flow objectives we set forth and our legacy revenue appears to be stable.”

Software-Systems Business Highlights

•	MediaEngine

•	The Company is supporting 30+ MediaEngine VoLTE trials, including two new trials through channel partners in the first quarter.

•
Announced new channel partner relationships with Agnity and Oracle, in addition to the January 2015 announcement of our exclusive partnership with Nokia in their OpenTAS program, further enhancing the Company’s portfolio of channel partner relationships associated with VoLTE, WebRTC and other real-time services.

•	FlowEngine

•
Received acceptance for the initial FlowEngine systems shipped in the fourth quarter of 2014 from a large North American carrier and recently received a second order for additional lab systems from this carrier.

•
Radisys’ FlowEngine TDE-1000 was recognized by INTERNET TELEPHONY with the NFV Pioneer Award. The award recognizes demonstrated innovation and noteworthy developments towards improving network function virtualization, serving as further validation of our product strategy.

Second Quarter Outlook

•	Second quarter revenue is expected between $42 million and $46 million, with expected double digit sequential Software-Systems revenue growth.

•	Non-GAAP gross margin in the second quarter is expected between 32% and 34% of sales and non-GAAP R&D and SG&A expenses are expected to approximate $13.5 million.

•	Second quarter non-GAAP earnings are expected to range from breakeven to a profit of $.06 per share. GAAP net loss is expected to range from $(.16) to $(.07).

•	Cash is expected to increase by approximately $2 million.

Conference Call and Webcast Information

Radisys will host a conference call on Tuesday, April 28, 2015 at 5:00 p.m. ET to discuss its first quarter 2015 results and financial outlook for the second quarter of 2015.

To participate in the live conference call, dial 888-333-0027 in the U.S. and Canada or 706-634-4990 for all other countries and reference conference ID # 26660893.  The live conference call will also be available via webcast on the Radisys investor relations website at http://investor.radisys.com/.

A replay of the conference call will be available two hours after the call is complete until 11:59 p.m. on May 14, 2015. To access the replay, dial 855-859-2056 or 404-537-3406 and reference conference ID# 26660893.  A replay of the webcast will be available for an extended period of time on the Radisys investor relations website at http://investor.radisys.com/.

About Radisys
Radisys (NASDAQ: RSYS) helps communications and content providers, and their strategic partners, create new revenue streams and drive cost out of their services delivery infrastructure. Radisys’ service aware traffic distribution platforms, real-time media processing engines and wireless access technologies enable its customers to maximize, virtualize and monetize their networks.

Forward-Looking Statements

This press release contains forward-looking statements, including statements about the Company's business strategy, changes in reporting segments financial outlook and expectations for 2015 and for the second quarter 2015, and statements related to revenue and gross margins from our respective segments and product lines, investments in future growth, expense savings or reductions, increased profitability, product line focus, operational and administrative efficiencies, revenue growth, margin improvement, financial performance and other attributes of the Company. These forward-looking statements are based on the Company's expectations and assumptions, as of the date such statements are made, regarding the Company's future operating performance and financial condition, customer requirements, outcome of product trials, the economy and other future events or circumstances. Actual results could differ materially from the outlook guidance and expectations in these forward-looking statements as a result of a number of risk factors, including, among others, (a) customer implementation of traffic management solutions, (b) the outcome of product trials, (c) the market success of customers' products and solutions, (d) the development and transition of new products and solutions, (e) the enhancement of existing products and solutions to meet customer needs and respond to emerging technological trends, (f) the Company's dependence on certain customers and high degree of customer concentration, (g) the Company's use of one contract manufacturer for a significant portion of the production of its products, including the success of transitioning contract manufacturing partners, (h) the anticipated amount and timing of revenues from design wins due to the Company's customers' product development time, cancellations or delays, (i) matters affecting the software and embedded product industry, including changes in industry standards, changes in customer requirements and new product introductions, (j) actions by regulatory authorities or other third parties, (k) cash generation, (l) changes in tariff and trade policies and other risks associated with foreign operations, (m) fluctuations in currency exchange rates, (n) the ability of the Company to successfully complete any restructuring, acquisition or divestiture activities, (o) risks relating to fluctuations in the Company's operating results, the uncertainty of revenues and profitability and the potential need to raise additional funding and (p) other factors listed in the Company's reports filed with the Securities and Exchange Commission (SEC), including those listed under “Risk Factors” in Radisys' Annual Report on Form 10-K for the year ended December 31, 2014, copies of which may be obtained by contacting the Company at 503-615-1100, from the Company's investor relations web site at http://investor.radisys.com/, or at the SEC's website at http://www.sec.gov. Although forward-looking statements help provide additional information about Radisys, investors should keep in mind that forward-looking statements are inherently less reliable than historical information. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. The Company believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. All information in this press release is as of April 28, 2015. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations.

Non-GAAP Financial Measures

To supplement its consolidated financial statements in accordance with generally accepted accounting principles (GAAP), the Company's earnings release contains non-GAAP financial measures that exclude certain expenses, gains and losses, such as the effects of (a) amortization of acquired intangible assets, (b) stock-based compensation expense, (c) restructuring and other charges (reversals), net, (d) non-cash income tax expense, (e) gain on life insurance asset and (f) gain on sale of land held for sale. The Company believes that the use of non-GAAP financial measures provides useful information to investors to gain an overall understanding of its current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that the Company believes are not indicative of its core operating results. In addition, non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring the Company's performance, and the Company believes that it is providing investors with financial measures that most closely align to its internal measurement processes. These non-GAAP measures are considered to be reflective of the Company's core operating results as they more closely reflect the essential revenue-generating activities of the Company and direct operating expenses (resulting in cash expenditures) needed to perform these revenue-generating activities. The Company also believes, based on feedback provided to the Company during its earnings calls' Q&A sessions and discussions with the investment community, that the non-GAAP financial measures it provides are necessary to allow the investment community to construct their valuation models to better align its results and projections with its competitors and market sector, as there is significant variability and unpredictability across companies with respect to certain expenses, gains and losses.

The non-GAAP financial information is presented using a consistent methodology from quarter-to-quarter and year-to-year. These measures should be considered in addition to results prepared in accordance with GAAP. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP financial measures.

A reconciliation of non-GAAP information to GAAP information is included in the tables below. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and reconciliations between GAAP and non-GAAP financial measures included in this earnings release should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Radisys® and Trillium® are registered trademarks of Radisys.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts, unaudited)

	Three Months Ended
	March 31,
	2015	2014
Revenues	$48,687	$43,799
Cost of sales:
Cost of sales	34,067	30,597
Amortization of purchased technology	1,994	2,054
Gross margin	12,626	11,148
Operating expenses:
Research and development	6,724	8,419
Selling, general and administrative	7,500	9,596
Intangible assets amortization	1,260	1,297
Restructuring and other charges, net	4,135	1,300
Loss from operations	(6,993)	(9,464)
Interest expense	(217)	(287)
Other income, net	397	179
Loss before income tax expense	(6,813)	(9,572)
Income tax expense	240	862
Net loss	$(7,053)	$(10,434)

Net loss per share:
Basic	$(0.19)	$(0.35)
Diluted	$(0.19)	$(0.35)
Weighted average shares outstanding
Basic	36,649	29,864
Diluted	36,649	29,864

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	March 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$15,846	$31,242
Accounts receivable, net	41,716	43,845
Inventories and inventory deposit, net	15,727	18,475
Other current assets	5,395	9,822
Total current assets	78,684	103,384
Property and equipment, net	8,791	9,786
Intangible assets, net	39,970	43,224
Other assets, net	3,945	4,326
Total assets	$131,390	$160,720

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$25,385	$33,679
Deferred revenue	7,455	6,204
Other accrued liabilities	14,669	12,261
Line of credit	10,000	10,000
Convertible senior notes	—	18,000
Total current liabilities	57,509	80,144
Other long-term liabilities	2,820	2,800
Total liabilities	60,329	82,944
Shareholders' equity:
Common stock	334,691	334,024
Accumulated deficit	(263,724)	(256,671)
Accumulated other comprehensive income	94	423
Total shareholders’ equity	71,061	77,776
Total liabilities and shareholders’ equity	$131,390	$160,720

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands, unaudited)

	Three Months Ended
	March 31,
	2015	2014
Cash flows from operating activities:
Net loss	$(7,053)	$(10,434)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
Depreciation and amortization	4,778	5,245
Stock-based compensation expense	659	1,121
Other	384	2,774
Changes in operating assets and liabilities:
Accounts receivable	2,064	3,901
Inventories	2,769	385
Other receivables	3,883	—
Accounts payable	(8,183)	(2,713)
Deferred revenue	1,251	2,791
Other operating assets and liabilities	3,076	(6,274)
Net cash provided by (used in) operating activities	3,628	(3,204)
Cash flows from investing activities:
Capital expenditures	(640)	(678)
Net cash used in investing activities	(640)	(678)
Cash flows from financing activities:
Borrowings on line of credit	7,000	—
Payments on line of credit	(7,000)	—
Repayment of convertible senior notes	(18,000)	—
Proceeds from issuance of common stock	94	20,880
Other financing activities, net	(86)	(235)
Net cash provided by (used in) financing activities	(17,992)	20,645
Effect of exchange rate changes on cash and cash equivalents	(392)	19
Net increase (decrease) in cash and cash equivalents	(15,396)	16,782
Cash and cash equivalents, beginning of period	31,242	25,482
Cash and cash equivalents, end of period	$15,846	$42,264

REVENUES, GROSS MARGIN AND INCOME (LOSS) FROM OPERATIONS BY OPERATING SEGMENT
(In thousands, unaudited)

	Three Months Ended
	March 31,
	2015	2014
Revenue
Software-Systems	$9,689	$7,841
Embedded Products and Hardware Services	38,998	35,958
Total revenues	$48,687	$43,799

	Three Months Ended
	March 31,
	2015	2014
Gross margin
Software-Systems	$5,328	$5,198
Embedded Products and Hardware Services	9,344	8,135
Corporate and other	(2,046)	(2,185)
Total gross margin	$12,626	$11,148

	Three Months Ended
	March 31,
	2015	2014
Income (loss) from operations
Software-Systems	$(2,902)	$(2,864)
Embedded Products and Hardware Services	3,957	(828)
Corporate and other	(8,048)	(5,772)
Total loss from operations	$(6,993)	$(9,464)

REVENUES BY GEOGRAPHY
(In thousands, unaudited)

	Three Months Ended
	March 31,
	2015		2014
North America	$21,217	43.6%	$16,830	38.5%
Asia Pacific	17,185	35.3	17,495	39.9
Europe, the Middle East and Africa	10,285	21.1	9,474	21.6
Total	$48,687	100.0%	$43,799	100.0%

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES AND AS A PERCENT OF REVENUES
(In thousands, except per share amounts, unaudited)

	Three Months Ended
	March 31
	2015		2014

GROSS MARGIN:
GAAP gross margin	$12,626	25.9%	$11,148	25.5%
(a) Amortization of acquired intangible assets	1,994		2,054
(b) Stock-based compensation	52		131
Non-GAAP gross margin	$14,672	30.1%	$13,333	30.4%

RESEARCH AND DEVELOPMENT:
GAAP research and development	$6,724	13.8%	$8,419	19.2%
(b) Stock-based compensation	132		229
Non-GAAP research and development	$6,592	13.5%	$8,190	18.7%

SELLING, GENERAL AND ADMINISTRATIVE:
GAAP selling, general and administrative	$7,500	15.4%	$9,596	21.9%
(b) Stock-based compensation	475		(761)
Non-GAAP selling, general and administrative	$7,025	14.4%	$8,835	20.2%

INCOME (LOSS) FROM OPERATIONS:
GAAP loss from operations	$(6,993)	(14.4)%	$(9,464)	(21.6)%
(a) Amortization of acquired intangible assets	3,254		3,351
(b) Stock-based compensation	659		1,121
(c) Restructuring and acquisition-related charges, net	4,135		1,300
Non-GAAP income (loss) from operations	$1,055	2.2%	$(3,692)	(8.4)%

NET INCOME (LOSS):
GAAP net loss	$(7,053)	(14.5)%	$(10,434)	(23.8)%
(a) Amortization of acquired intangible assets	3,254		3,351
(b) Stock-based compensation	659		1,121
(c) Restructuring and acquisition-related charges, net	4,135		1,300
(d) Income taxes	184		477
Non-GAAP net income (loss)	$1,179	2.4%	$(4,185)	(9.6)%

GAAP weighted average diluted shares	36,649		29,864
Dilutive equity awards included in
non-GAAP earnings per share	109		—
Non-GAAP weighted average diluted shares	36,758		29,864
GAAP net loss per share (diluted)	$(0.19)		$(0.35)
Non-GAAP adjustments detailed above	0.22		0.21
Non-GAAP net income (loss) per share (diluted)	$0.03		$(0.14)

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
NET INCOME (LOSS) PER SHARE
(In millions, except per share amounts, unaudited)

	Three Months Ended
	June 30, 2015
	Low End	High End
GAAP net loss	(6.1)	(2.5)
(a) Amortization of acquired intangible assets	3.3	3.3
(b) Stock-based compensation	1.1	1.0
(c) Restructuring and acquisition-related charges, net	1.5	0.5
(d) Income taxes	0.3	0.1
Total adjustments	6.2	4.9
Non-GAAP net income	$0.1	$2.4

GAAP weighted average shares	36,800	36,800
Non-GAAP adjustments	200	1,000
Non-GAAP weighted average shares (diluted)	37,000	37,800

GAAP net loss per share	(0.16)	(0.07)
Non-GAAP adjustments detailed above	0.16	0.13
Non-GAAP net income per share (diluted)	$0.00	$0.06

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
GROSS MARGIN
(unaudited)

Estimates at the midpoint of the guidance range
Three Months Ended
June 30, 2015
GAAP	28.0%
(a) Amortization of acquired intangible assets	4.5
(b) Stock-based compensation	0.5
Non-GAAP	33.0%

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
RESEARCH AND DEVELOPMENT EXPENSE AND
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE
(In millions, unaudited)

Estimates at the midpoint of the guidance range
Three Months Ended
June 30, 2015
GAAP	$13.5
(b) Stock-based compensation	1.0
Non-GAAP	$14.5

Non-GAAP financial measures includes the performance of Software-Systems and Embedded Products and Hardware Services.
The Company excludes the following corporate and other expenses, reversals, gains and losses from its non-GAAP financial measures, when applicable:

(a) Amortization of acquired intangible assets: Amortization of acquisition-related intangible assets primarily relate to core and existing technologies, trade name and customer relationships that were acquired with the acquisitions of Continuous Computing and Pactolus. The Company excludes the amortization of acquisition-related intangible assets because it does not reflect the Company's ongoing business and it does not have a direct correlation to the operation of the Company's business. In addition, in accordance with GAAP, the Company generally recognizes expenses for internally-developed intangible assets as they are incurred, notwithstanding the potential future benefit such assets may provide. Unlike internally-developed intangible assets, however, and also in accordance with GAAP, the Company generally capitalizes the cost of acquired intangible assets and recognizes that cost as an expense over the useful lives of the assets acquired. As a result of their GAAP treatment, there is an inherent lack of comparability between the financial performance of internally-developed intangible assets and acquired intangible assets. Accordingly, the Company believes it is useful to provide, as a supplement to its GAAP operating results, non-GAAP financial measures that exclude the amortization of acquired intangibles in order to enhance the period-over-period comparison of its operating results, as there is significant variability and unpredictability across companies with respect to this expense.

(b) Stock-based compensation: Stock-based compensation consists of expenses recorded under GAAP, in connection with stock awards such as stock options, restricted stock awards and restricted stock units granted under the Company's equity incentive plans and shares issued pursuant to the Company's employee stock purchase plan. The Company excludes stock-based compensation from non-GAAP financial measures because it is a non-cash measurement that does not reflect the Company's ongoing business and because the Company believes that investors want to understand the impact on the Company of the adoption of the applicable GAAP surrounding share based payments; the Company believes that the provision of non-GAAP information that excludes stock-based compensation improves the ability of investors to compare its period-over-period operating results, as there is significant variability and unpredictability across companies with respect to this expense.

(c) Restructuring and other charges, net: Restructuring and other charges, net relates to costs associated with non-recurring events. These include costs incurred for employee severance, acquisition or divestiture activities, excess facility costs, certain legal costs, asset related charges and other expenses associated with business restructuring activities. Restructuring and other charges are excluded from non-GAAP financial measures because they are not considered core operating activities. Although the Company has engaged in various restructuring activities over the past several years, each has been a discrete event based on a unique set of business objectives. The Company does not engage in restructuring activities in the ordinary course of business. As such, the Company believes it is appropriate to exclude restructuring charges from its non-GAAP financial measures because it enhances the ability of investors to compare the Company's period-over-period operating results.

(d) Income taxes: Non-GAAP income tax expense is equal to the Company's projected cash tax expense. Adjustments to GAAP income tax expense are required to eliminate the recognition of tax expense from profitable entities where we utilize deferred tax assets to offset current period tax liabilities. We believe that providing this non-GAAP figure is useful to our investors as it more closely represents the true economic impact of our tax positions.